Exhibit 99.1

Huttig Building Products, Inc. Announces Fourth Quarter and Full Year 2014 Results

Full Year Net Sales Increase 11% in 2014 From 2013

ST. LOUIS, MO--(Marketwired - February 26, 2015) - Huttig Building Products, Inc. ("Huttig") (NASDAQ: HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the fourth quarter and year ended December 31, 2014.

Operating Summary

•
Net sales in the fourth quarter 2014 were $145.2 million, representing an 8% increase over prior year net sales of $134.8 million for the same period. Full year 2014 net sales were $623.7 million, representing an 11% increase over prior year net sales of $561.5 million.

•
Loss from continuing operations was $0.4 million in the fourth quarter for both 2014 and 2013. Income from continuing operations for the full year of 2014 was $5.8 million compared to $3.6 million for 2013.

•
Net loss in the fourth quarter 2014 was $0.5 million compared to $0.4 million for the same period a year ago. Net income for full year 2014 was $2.2 million compared to net income of $3.2 million for 2013. Net income for full year 2014 reflected charges from discontinued operations of $3.6 million compared to $0.4 million for 2013.

•
Adjusted EBITDA was $1.4 million in the fourth quarter 2014 compared to $1.2 million for the same period a year ago. Full year Adjusted EBITDA was $12.8 million in 2014 compared to $10.1 million in 2013.

•	Total available liquidity was $49.1 million at December 31, 2014 compared to $41.8 million a year ago.

"The housing market continued to show modest improvement in 2014 though the single family segment growth was not as robust as many had anticipated," said Jon Vrabely, Huttig's President and CEO. "We were pleased that our revenue growth outpaced the market as we executed on our strategic growth initiatives, including the introduction of new products in our building materials business. We continued to reinvest in our people, technology platform, and growth initiatives in 2014. However, as a result of a softer than anticipated market, some of these investments had a short-term dilutive effect on our earnings. While we may have been ahead of the market from an investment perspective in 2014, we believe these investments will enhance our ability to generate profitable sales growth as the residential construction market continues to improve. As we celebrate our 130-year anniversary in 2015, I cannot over-emphasize my appreciation and gratitude to our associates for their dedication to our great company."

Balance Sheet

At December 31, 2014, Huttig had $0.5 million of cash and cash equivalents plus $48.6 million of excess availability under its credit facility for total available liquidity of $49.1 million. At December 31, 2013, Huttig had $0.6 million of cash and cash equivalents plus $41.2 million of excess availability under its credit facility for total available liquidity of $41.8 million. Total bank debt was $60.8 million and $59.8 million at December 31, 2014 and 2013, respectively.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income with the non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measurements. Additional information regarding Adjusted EBITDA referred to in this press release is included below under "Reconciliation of Non-GAAP Measures."

About Huttig

Huttig currently in its 130th year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 27 distribution centers serving 41 states. Huttig's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include but are not limited, to changes relating to future financial performance, future growth in the housing market, distribution channels, sales, favorable supplier relationships, inventory levels, the ability to meet customer needs, enhanced competitive posture, obligations with respect to environmental remediation, deterioration in our relationship with our unionized employees, including work stoppages or other disputes, and the financial impact of litigation or contingencies. Other important factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to those detailed in Huttig's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and in other reports filed by Huttig with the Securities and Exchange Commission from time to time.

SUMMARY OF FOURTH QUARTER AND FULL YEAR 2014 RESULTS
(In Millions, Except Per Share Data)

	(unaudited)
	Three Months Ended December 31,
	2014		2013
Net sales	$145.2	100.0%	$134.8	100.0%
Gross margin	28.7	19.8%	27.4	20.3%
Operating expenses	28.5	19.6%	27.1	20.1%
Operating income	0.2	0.1%	0.3	0.2%
Loss from continuing operations	(0.4)	-0.3%	(0.4)	-0.3%
Loss from continuing operations per share -
basic and diluted	(0.02)		(0.02)
Cash provided by operating activities	14.1		0.3

	Twelve Months Ended December 31,
	2014		2013
Net sales	$623.7	100.0%	$561.5	100.0%
Gross margin	122.6	19.7%	111.1	19.8%
Operating expenses	114.3	18.3%	104.8	18.7%
Operating income	8.3	1.3%	6.3	1.1%
Income from continuing operations	5.8	0.9%	3.6	0.6%
Income from continuing operations per share -
basic and diluted	0.23		0.15
Cash provided by operating activities	3.8		1.2

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net sales	$145.2	$134.8	$623.7	$561.5
Cost of sales	116.5	107.4	501.1	450.4
Gross margin	28.7	27.4	122.6	111.1
Operating expenses	28.5	27.1	114.3	104.8
Operating income	0.2	0.3	8.3	6.3
Interest expense, net	0.6	0.7	2.5	2.6
(Loss) income from continuing operations before income taxes	(0.4)	(0.4)	5.8	3.7
Provision for income taxes	-	-	-	0.1
(Loss) income from continuing operations	(0.4)	(0.4)	5.8	3.6
Loss from discontinued operations, net of taxes	(0.1)	-	(3.6)	(0.4)
Net (loss) income	$(0.5)	$(0.4)	$2.2	$3.2
Net (loss) income from continuing operations per share-basic and diluted	$(0.02)	$(0.02)	$0.23	$0.15
Net loss from discontinued operations per share-basic and diluted	$-	$-	$(0.15)	$(0.02)
Net (loss) income per share - basic and diluted	$(0.02)	$(0.02)	$0.09	$0.13
Weighted average shares outstanding:
Basic shares outstanding	23.6	22.9	23.5	22.8
Diluted shares outstanding	23.6	22.9	23.5	22.8

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and equivalents	$0.5	$0.6
Trade accounts receivable, net	48.9	44.3
Inventories	67.4	66.7
Other current assets	7.8	7.2
Total current assets	124.6	118.8

PROPERTY, PLANT AND EQUIPMENT:
Land	4.3	4.3
Buildings and improvements	25.4	24.2
Machinery and equipment	36.0	34.2
Gross property, plant and equipment	65.7	62.7
Less accumulated depreciation	48.8	46.1
Property, plant and equipment, net	16.9	16.6

OTHER ASSETS:
Goodwill	6.3	6.3
Other	2.2	1.9
Deferred income taxes	8.0	7.9
Total other assets	16.5	16.1
TOTAL ASSETS	$158.0	$151.5

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In Millions, Except Share Data)

	December 31,	December 31,
	2014	2013

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1.3	$1.2
Trade accounts payable	39.4	40.8
Deferred income taxes	8.0	7.9
Accrued compensation	4.0	3.5
Other accrued liabilities	13.4	13.1
Total current liabilities	66.1	66.5
NON-CURRENT LIABILITIES:
Long-term debt, less current maturities	62.4	60.8
Other non-current liabilities	3.8	1.3
Total non-current liabilities	66.2	62.1

SHAREHOLDERS' EQUITY:
Preferred shares; $.01 par (5,000,000 shares authorized)	-	-
Common shares; $.01 par (50,000,000 shares authorized: 24,556,536 and 24,317,192 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively)	0.2	0.2
Additional paid-in capital	40.4	39.8
Accumulated deficit	(14.9)	(17.1)
Total shareholders' equity	25.7	22.9

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$158.0	$151.5

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash Flows From Operating Activities:
Net (loss) income	$(0.5)	$(0.4)	$2.2	$3.2
Adjustments to reconcile net (loss) income
to net cash provided by operating activities:
Net loss from discontinued operations	0.1	-	3.6	0.4
Depreciation and amortization	0.8	0.7	3.1	2.8
Non-cash interest expense	-	0.1	0.3	0.3
Stock-based compensation	0.4	0.2	1.4	1.0
Changes in operating assets and liabilities:
Trade accounts receivable	22.2	16.4	(4.6)	(2.1)
Inventories	3.2	(5.4)	(0.7)	(11.7)
Trade accounts payable	(11.7)	(10.2)	(1.4)	9.1
Other	(0.4)	(1.1)	(0.1)	(1.8)
Total cash provided by operating activities	14.1	0.3	3.8	1.2
Cash Flows From Investing Activities:
Capital expenditures	(0.3)	(0.7)	(1.8)	(2.2)
Total cash used in investing activities	(0.3)	(0.7)	(1.8)	(2.2)
Cash Flows From Financing Activities:
Payments of debt, net	(14.2)	(2.0)	(1.3)	(0.3)
Repurchase shares of common stock	-	-	(0.8)	(0.4)
Total cash used in by financing activities	(14.2)	(2.0)	(2.1)	(0.7)
Net decrease in cash and equivalents	(0.4)	(2.4)	(0.1)	(1.7)
Cash and equivalents, beginning of period	0.9	3.0	0.6	2.3
Cash and equivalents, end of period	$0.5	$0.6	$0.5	$0.6

Reconciliation of Non-GAAP Measures

Huttig defines Adjusted EBITDA as net income adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

We present Adjusted EBITDA because it is a primary measure used by management, and by similar companies in our industry, to evaluate operating performance and we believe it enhances investors' overall understanding of the financial performance of our business. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business other than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net (loss) income	$(0.5)	$(0.4)	$2.2	$3.2
Discontinued operations	0.1	-	3.6	0.4
Interest expense, net	0.6	0.7	2.5	2.6
Provision for income taxes	-	-	-	0.1
Depreciation and amortization	0.8	0.7	3.1	2.8
Stock compensation expense	0.4	0.2	1.4	1.0
Adjusted EBITDA	$1.4	$1.2	$12.8	$10.1

For more information, contact:

Don Hake
investor@huttig.com